Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-229744 on Form F-10 of our report dated May 13, 2020 relating to the financial statements of Emerald Health Therapeutics, Inc. (the “Company”), appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2019.

/s/ Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada
June 10, 2020